EXHIBIT 10.2

CBL & ASSOCIATES PROPERTIES, INC.

DESIGNATED EXECUTIVE OFFICER

ANNUAL INCENTIVE COMPENSATION PLAN

(Fiscal Year 2022)

ANNUAL INCENTIVE COMPENSATION PLAN (AIP)

OVERVIEW

This Annual Incentive Compensation Plan (“AIP”) is a cash incentive compensation plan adopted and established by the Compensation Committee of the Board of Directors of CBL & Associates Properties, Inc. (the “Company”).  This plan is designed and authorized for execution on an annual basis.  The policies, objectives, purposes and guidelines of this plan are as defined by the Compensation Committee of the Company’s Board of Directors, as designated by the Board from time to time (the “Compensation Committee”).  All awards and bonus payments described herein are entirely variable and at the sole discretion of the Compensation Committee may be evaluated, modified or revoked at any time.

All awards and bonus payments hereunder are not considered standard payment for services and are not guaranteed.  All compensation payable under this AIP will be paid to plan participants in their capacity as employees of CBL & Associates Management, Inc. (the “Management Company”), a wholly owned subsidiary of the Company.

ADMINISTRATION AND ELIGIBILITY

This AIP shall be effective as of the date of its approval by the Compensation Committee of the Company’s Board of Directors (the “Effective Date”).  The AIP shall be administered by the Compensation Committee of the Board as such is presently constituted on the Effective Date and as it shall be constituted after the Effective Date throughout the term of this AIP.  The Compensation Committee shall have sole authority, subject to the terms hereof, to set the terms pursuant to which any discretionary cash incentive compensation is to be paid to any participant under this AIP and to otherwise supervise the administration of this AIP, to interpret the terms and provisions hereof and to otherwise adopt, alter and repeal such administrative rules, guidelines and practices governing the AIP as the Compensation Committee shall, from time to time, deem advisable.

Participation in this AIP is limited to the following individuals:

Stephen D. Lebovitz, Chief Executive Officer

Michael I. Lebovitz, President

Farzana Khaleel, Executive Vice President, Chief Financial Officer and Treasurer

Katie A. Reinsmidt, Executive Vice President and Chief Investment Officer

Jeffery V. Curry, Chief Legal Officer and Secretary

Each such individual is hereinafter referred to as a “Designated Executive Officer”.

OBJECTIVES AND PURPOSE

The objective of this AIP is to incentivize the Company’s Designated Executive Officers to produce a high level of operational performance that results in the creation of increased value for the Company’s shareholders.

The purposes of this AIP are to reward the Company’s Designated Executive Officers:

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for achieving and exceeding specified levels of Company performance with respect to quantitative metrics and goals selected by the Compensation Committee that it believes are important drivers in the creation of shareholder value; and

•	for individual performance in relation to qualitative criteria established by the Compensation Committee for each such Designated Executive Officer.

AWARD CRITERIA

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Awards under this AIP are dependent upon accomplishment of the Company’s goals and objectives and the individual goals and objectives specified by the Compensation Committee.  Payments will be based on performance criteria established for each fiscal year of the Company beginning January 1 and ending December 31.

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Management may develop recommendations for consideration by the Compensation Committee as to the criteria to be utilized in determining awards to each Designated Executive Officer, but the Compensation Committee shall have the sole and final authority to decide all such matters.

•	Overall AIP payments (aggregate) made under this plan require approval of the Compensation Committee.

All compensation paid or payable pursuant to awards made under this AIP for any annual performance period shall be subject to the terms of the executive compensation Clawback Policy established by the Company’s Board of Directors by resolution dated March 24, 2015, as such policy may be hereafter modified or amended.

PLAN DESIGN

Specific AIP award criteria will be established each year for each Designated Executive Officer based on goals relating to overall Company performance and individual performance, as follows:

•	The Compensation Committee will set forth annually a target cash bonus award level (the “Target Cash Bonus Award”) for each Designated Executive Officer under the AIP.

•	Target Cash Bonus Awards shall consist of two parts as set forth below: Corporate Goals Bonus Awards and Individual Goals Bonus Awards.

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“Corporate Goals Bonus Awards” - the Corporate Goals Bonus Award component of any Target Cash Bonus Award that may be earned by each Designated Executive Officer will be determined based on 60% of the Target Cash Bonus Award for each Designated Executive Officer other than the Chief Executive Officer (“CEO”) (70% in the case of the CEO), to be determined by the Company’s performance relative to specified criteria established by the Compensation Committee as set forth herein.  The actual Bonus Award earned by a Designated Executive Officer may range from 0% to 150% of Target based on actual performance.  Goals will be set at Threshold, Target and Stretch.  Achievements below Threshold will payout at 0%.  Achievements at Threshold will payout at 50%, Target at 100% and Stretch at 150%.  Payouts for achievements between two levels will payout a pro-rated amount, as determined by the Committee.

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“Individual Goals Bonus Awards” - the Individual Goals Bonus Award component of any Target Cash Bonus Award to be earned by each Designated Executive Officer will be determined based on 40% of the Target Cash Bonus Award for each Designated Executive Officer other than the CEO (30% in the case of the CEO), to be determined based on the Compensation Committee’s subjective evaluation of such Designated Executive Officer’s performance relative to specified individual criteria established by the Compensation Committee for each such Designated Executive Officer as set forth herein.  The actual Bonus Award earned by a Designated Executive Officer may range from 0% to 150% of target based on actual performance, as determined by the Committee.

2022 Target Cash Bonus Award Levels

The Target Cash Bonus Awards set by the Compensation Committee for each of the Company’s Designated Executive Officers based on performance during calendar year 2022 are as follows:

Designated Executive Officer	Total 2022 Target Cash Bonus Award	2022 Corporate Goals Bonus Target	2022 Individual Goals Bonus Target
Stephen D. Lebovitz, Chief Executive Officer	$1,000,650	$700,455	$300,195
Farzana Khaleel, Executive Vice President, Chief Financial Officer and Treasurer	$328,650	$197,190	$131,460
Michael I. Lebovitz, President	$328,650	$197,190	$131,460
Katie A. Reinsmidt, Executive Vice President and Chief Investment Officer	$315,000	$189,000	$126,000
Jeffery V. Curry, Chief Legal Officer	$211,050	$126,630	$84,420

For 2022, the Target Cash Bonus Awards were set at a 5% increase to 2021 Target levels, which is the first increase in Target levels since 2017.

Determination of 2022 Corporate Goals Bonus Award

The Corporate Goals Bonus Award will be weighted equally across three Corporate Goal Categories:  Operational Goals, Financial Goals and Balance Sheet Goals such that each will determine 1/3 of the Corporate Goals Bonus Award for each participant.  The goals and metrics underlying each of the three Corporate Goal Categories will be determined by the Compensation Committee on an annual basis.  For the fiscal year ended December 31, 2022, these include:

Operational Goals

Weighting:  23.3% for CEO/ 20% for Others

Description of Goal	Additional Requirements
Square footage of new and renewal leases signed.	Square footage as reported in the company’s periodic reports. May be adjusted for acquisitions/dispositions
New development and redevelopment project openings	All project openings should be at or near pro forma returns
New junior anchor/anchor solutions
Successful rollout of budget system and implementation of FP&A software platform to allow for segmentation reporting and analysis.	Committee to determine success of implementation
Complete ESG Materiality Assessment and develop three-year roadmap.	Committee to determine success

Financial Goals:

Weighting:  23.3% for CEO/ 20% for Others

Description of Goal	Additional Requirements
Funds From Operations (“FFO”), as adjusted, per diluted share, as reported in the Company’s periodic reports (Forms 10-K and 10-Q) filed with the Securities and Exchange Commission (“SEC”).	FFO as adjusted may be adjusted for any acquisition/disposition, capital markets, bankruptcy timing, impact of confirmed reorganization plan

Net Operating Income as reported in the Company’s period reports.	NOI targets may be adjusted for any acquisition/disposition activity
G&A as a percentage of revenue, as reported in the Company’s periodic reports.	G&A may exclude one-time extraordinary charges. The Asset-based peer group will be utilized for this test
Maintenance Capital Expenditures as reported in the Company’s period reports.	May be adjusted for acquisitions/dispositions
Net Accounts Receivable balance.

Balance Sheet Goals:

Weighting:  23.3% for CEO/ 20% for Others

Goal Description	Additional Requirements
Addressing property level mortgage maturities.	Once the requirement has been met, the committee will review and determine the appropriate award level
Completion of gross asset sales
Net debt-to-EBIDTA	Debt at face value. May adjust to exclude one-time extraordinary charges, any mark-to-market adjustment, and unbudgeted financing or acquisition activity.

Where noted in the chart above, the Compensation Committee shall have the option, pursuant to its administrative authority over the AIP as set forth herein, to adjust each metric as appropriate to take into account significant unbudgeted transactions and unforeseen events such as acquisitions, dispositions, joint ventures, equity or debt issuances and other capital markets activities, mark-to-market adjustments and certain one-time extraordinary charges for purposes of determining the portion of any Corporate Goals Bonus Award payment based on these metrics.

With the establishment of the Corporate Goals Bonus Award criteria for 2022 under this AIP, the Compensation Committee will establish, and communicate in writing to each Designated Executive Officer, a rigorous set of Corporate Goals designated into three Corporate Goal Categories: Operational, Financial and Balance Sheet goals. These Corporate Goals should challenge management and align incentives with the Company’s ultimate long-term objectives.  The Corporate Goals should be clearly measurable and primarily formulaic, but also allow for some level of business judgement for the Committee to evaluate the quality of the results.  This structure is designed to help ensure that the program does not result in unintended outcomes.

The Corporate Goals Bonus Award payment to be made to a Designated Executive Officer with respect to each applicable Corporate Goal Category will depend on the Company’s overall achievement of at least the stated minimum performance level or stated Threshold level of performance established by the Compensation Committee for the goals underlying each of the three Corporate Goals Categories (Operational Goals, Financing Goals and Balance Sheet Goals).  If the stated minimum performance level or stated Threshold level of performance is not achieved there will be no Corporate Goals Bonus Award payable to such Designated Executive Officer for that goal.

At the conclusion of the performance year, the Compensation Committee will review performance results for each goal underlying the three Corporate Goal Categories.  The committee will then assign a performance score from 0%-150% for the overall Corporate Goal Category based on these results with each Goal Category weighted equally.

	Operational Goals	Financial Goals	Balance Sheet Goals
Performance Score Range	0% - 150%	0% - 150%	0% - 150%
Corporate Goals Bonus Weighting	1/3	1/3	1/3

Determination of 2022 Individual Goals Bonus Award Pursuant to Subjective Performance Criteria

The Individual Goals Bonus Award portion of each Designated Executive Officer’s Target Cash Bonus will be based on the Compensation Committee’s subjective evaluation of the Designated Executive Officer’s performance relative to the following individual criteria established for 2022 for each Designated Executive Officer, which the Compensation Committee has determined are also important elements of each Designated Executive Officer’s contribution to the creation of overall shareholder value:

INDIVIDUAL GOALS:

Weighting:  30% for CEO/40% for Others

Individual goals are set at the beginning of the performance period.  Results are determined by subjective review by compensation committee, inclusive of CEO recommendations.  Individual Goals for 2022 for each participant are as follows:

Named Executive Officer	2022 Individual Goals
Stephen Lebovitz

(1)Refining, enhancing and executing the Company’s strategic and business plans

(2)Progressing enhanced senior staffing and capabilities in financial services

(3)Coordinating closely with the Board Chairman and Lead Director and regularly communicating with other members of the Board

(4)Maintaining and enhancing key retailer, financial and other important relationships

Michael Lebovitz

(1)Supervising redevelopment projects with a focus on managing capital investment as well as achieving approved pro forma returns and scheduled openings

(2)Managing and enhancing anchor/department store and joint venture partner relationships

(3)Effectively overseeing of the Company’s IT and HR divisions including the implementation of technology and organizational initiatives

(4)Ongoing involvement with the leasing, marketing and management divisions of the Company

Farzana Khaleel

(1)Successfully executing the Company’s Capital Plan including managing future debt maturities

(2)Progressing enhanced senior staffing and capabilities in financial services

(3)Effectively managing the accounting function including relationship with outside auditors

(4)Maintaining and improving key financial stakeholder and joint venture partner relationships

(5)Effectively overseeing cash management, insurance, real estate taxes and other key responsibilities of the CFO

Jeffery Curry

(1)Overseeing and pursuing favorable resolution of litigation

(2)Effectively managing and overseeing the legal department and managing spend on outside counsel

(3)Continued involvement in Board material preparation and Board support as necessary

(4)Coordinating and supporting other members of the senior executive team

Named Executive Officer	2022 Individual Goals
Katie Reinsmidt

(1)Successfully executing the Company’s capital markets and disposition programs as well as coordinating and participating in development of certain required disclosures and public filings

(2)Progressing enhanced senior staffing and capabilities in financial services

(3)Effectively managing and overseeing corporate communications and investor relations programs as well as the Company’s ESG program

(4)Continuing involvement in Board material preparation and Board support

(5)Involvement in financing transactions

AIP BONUS PAYMENTS

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The amount of a Designated Executive Officer’s Target Cash Bonus Award (consisting of the Corporate Goals Bonus Awards portion and Individual Goals Bonus Awards portion and after the determination of the amount of each such portion) that is to be paid to a Designated Executive Officer hereunder is referred to as the “AIP Bonus Payment”.

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All AIP Bonus Payments will be made in the year following the completion of the annual performance period to which the AIP Bonus Payment relates.  The actual payment to each Designated Executive Officer will be made as soon as practical after final certification of the underlying performance results and approval of such payment by the Compensation Committee; provided, however, that in no event will any such payment be made later than March 15 of such year.

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To be eligible to receive an AIP Bonus Payment, a Designated Executive Officer must have been actively employed by the Management Company during the annual performance period with respect to which the payment relates.

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Any Designated Executive Officer whose employment is terminated prior to the conclusion of the annual performance period with respect to which an applicable AIP Bonus Payment relates will not receive an AIP Bonus Payment, except as stipulated below:

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In the event of such Designated Executive Officer’s death or disability (defined as the complete and permanent disability of the Designated Executive Officer as defined by the Company’s health insurance plans or as otherwise defined by the Company from time to time) prior to the end of the annual performance period, an otherwise eligible Designated Executive Officer shall receive an AIP Bonus Payment in the amount of such Designated Executive Officer’s full Target Cash Bonus Award, pro-rated for the Designated Executive Officer’s time of service during the performance period, as determined by the Compensation Committee, provided a Target Cash Bonus Award was approved for such Designated Executive Officer for the applicable annual performance period.

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In the event of the termination of such Designated Executive Officer’s employment, other than (i) voluntarily by the Designated Executive Officer except for “Good Reason” following a “Change of Control” or (ii)  for Cause (as “cause” is defined in a Designated Executive Officer’s Amended and Restated Employment Agreement with the Company) prior to end of the annual performance period, an otherwise eligible Designated Executive Officer shall receive an AIP Bonus Payment in the amount of such Designated Executive Officer’s full Target Cash Bonus Award, pro-rated for the Designated Executive Officer’s time of service during the performance period, as determined by the Compensation Committee, provided a Target Cash Bonus Award was approved for such Designated Executive Officer for the applicable annual performance period.*[1]

•	AIP Bonus Payments will be paid-out on a one-time basis as a lump-sum, in cash, as such are considered compensation and reportable income for all tax reporting purposes.

•	AIP Bonus Payments are included in total annual earnings and may be taken into account under the Company’s other benefit programs in accordance with their terms.

This AIP can be modified or terminated at any time by the Compensation Committee of the Company's Board of Directors; provided, however, that the Compensation Committee may not modify or terminate the AIP or any award under the AIP in such manner so as to impair the rights of any Designated Executive Officer under an award that has been granted without the Designated Executive Officer's consent, except for an amendment made to cause the award to qualify for the exemption provided by Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended.  Neither participation in the AIP at any time nor the grant of an award under the AIP at any time shall be deemed to guarantee or infer the right to participate in the AIP (whether at the same level or at any other level) or to receive the grant of an award under the AIP at any future time.    Furthermore, neither the AIP nor participation hereunder shall be deemed to establish any contract of employment or to guarantee continued employment with the Company for any amount of time.

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A voluntary termination by a Designated Executive Officer for “Good Reason” following a “Change of Control” shall not disqualify such Designated Executive Officer from being entitled to or receiving the pro-rated portion of such Designated Executive Officer’s full Target Cash Bonus Award as stated herein.  The definitions of “Good Reason” and “Change of Control” shall be as set forth in the Amended and Restated Employment Agreements for  the Designated Executive Officers.